EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Investor and Analyst Contact:	Media Contact:
Jeffrey S. Beyersdorfer	Gary Hanson
(602) 286-1530	(602) 286-1777

WESTERN REFINING LOGISTICS TO PARTICIPATE IN COWEN AND COMPANY
PERMIAN BASIN OILFIELD TOUR

EL PASO, Texas - March 17, 2014 - Western Refining Logistics, LP (NYSE:WNRL) announced today that the Partnership will participate in the Cowen and Company Permian Basin Oilfield Tour, in Midland, Texas, on Tuesday, March 18, 2014. The meeting materials will be available on the Investor Relations section of Western Refining Logistics’ website at www.wnrl.com beginning March 18, 2014 and will remain available on www.wnrl.com in accordance with the Partnership's investor presentation archive policy.

About Western Refining Logistics

Western Refining Logistics, LP is a fee-based, growth-oriented master limited partnership formed by Western Refining to own, operate, develop, and acquire terminals, storage tanks, pipelines, and other logistics assets related to the terminalling, transportation, and storage of crude oil and refined products. Headquartered in El Paso, Texas, Western Refining Logistics’ assets include approximately 300 miles of pipelines, approximately 7.9 million barrels of active storage capacity, and other assets in the Southwest US.

More information about Western Refining Logistics is available at www.wnrl.com.